PIEDMONT BANKGROUP INCORPORATED

                7% Convertible Subordinated Debentures Due 2011


                          ___________________________

                               Standby Agreement
                          ___________________________


                                                            September 12, 1995


SCOTT & STRINGFELLOW, INC.
909 East Main Street
Richmond, Virginia 23213

Dear Sirs:

     Piedmont BankGroup Incorporated, a Virginia corporation (the "Company"), proposes to redeem on October 13, 1995 (the "Redemption Date"), all of its outstanding 7% Convertible Subordinated Debentures Due 2011 (the "Debentures") at the redemption price of $1,014.00 plus accrued interest of $34.61 from April 15, 1995 to the Redemption Date, for a total of $1,048.61 for each $1,000 principal amount of Debentures (the "Redemption Price"). The Debentures are convertible into 54.945 shares of the Company's Common Stock, $5.00 par value per share (the "Common Stock"), for each $1,000 principal amount of Debentures. The right to convert the Debentures into Common Stock will terminate at 5:00 p.m. (Eastern time) on October 5, 1995 (the fifth business day next preceding the Redemption Date; herein referred to as the "Conversion Date").

     In order to assure that the Company will receive the benefits of full conversion of the Debentures, the Company desires to make arrangements pursuant to which the shares (the "Standby Shares") of its Common Stock issuable on the Redemption Date on conversion of Debentures not surrendered for conversion by 5:00 p.m. (Eastern time) on the Conversion Date will be purchased from the Company by you (the "Purchaser").

     1.   Representations and Warranties.

     The Company represents and warrants to, and agrees with the Purchaser that:

     (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act") in connection with the transactions contemplated by this Agreement and has filed with the Securities and Exchange Commission (the "Commission") a registration statement in the form heretofore delivered to you relating to the issuance by the Company of the shares of Common Stock issuable upon conversion by the Purchaser of the Debentures and the sale by the Purchaser of any shares of Common Stock that may be acquired by it. The Commission has declared the registration statement effective, and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission. Such registration statement, including exhibits, when it became effective (the "Effective Date"), is called the "Registration Statement," and the prospectus included therein is called the "Prospectus." Any reference to the Registration Statement or the Prospectus includes the documents incorporated by reference pursuant to Item 12 of Form S-3 and filed under the Securities Exchange Act of 1934 (the "Exchange Act") or the Act on or before the Effective Date or the date of the Prospectus, as the case may be; and the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or the Prospectus include the filing of any document under the Exchange Act after the Effective Date or the date of the Prospectus and incorporated by reference;

     (b) The Registration Statement conforms, and the Prospectus and any amendments or supplements thereto will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by you expressly for use therein;

     (c) Neither the Company nor any of its wholly-owned subsidiary banks (the "Banks"), has sustained since the date of the latest audited financial statements incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or expressly contemplated in the Prospectus; since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock or long term debt of the Company or the Banks or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and the Banks taken as a whole, otherwise than as set forth or expressly contemplated therein;

     (d) The Company and the Banks have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and the Banks; and any real property and buildings held under lease by the Company and the Banks are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Banks;

     (e) The Company and each of the Banks have been duly incorporated (or, in the case of former national banking associations, converted into) and are validly existing as banking or other corporations, as applicable, in good standing under the laws of the Commonwealth of Virginia, with power and authority (corporate and other) to own or lease their respective properties and conduct their respective businesses as described in the Prospectus; and each has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which they own or lease properties, or conduct any business, so as to require such qualifications, except where the failure to so qualify would not result in a material adverse effect on the Company and the Banks taken as a whole; and each of the Company and the Banks holds all material licenses, certificates, authorizations and permits from governmental authorities necessary for the conduct of its business as described in the Prospectus;

     (f) The Debentures are convertible into 54.945 shares of Common Stock for each $1,000 principal amount of Debentures. As of the date hereof, there was $8,043,000 principal amount of Debentures outstanding; the redemption of all the Debentures has been duly authorized by the Company; by the close of business on the business day following the date hereof, the Debentures shall have been duly called for redemption in accordance with the indenture, dated as of September 1, 1986, between the Company and First Union National Bank of North Carolina, as Trustee, under which the Debentures were issued (the "Indenture"); and the right to convert the Debentures into Common Stock will expire at 5:00 p.m. (Eastern time) on the Conversion Date. The Indenture has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms. The Debentures have been duly and validly authorized and issued;

     (g) The Company has an authorized capitalization as set forth in the Prospectus; all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable and conform to the description of the capital stock of the Company contained in the Prospectus; the shares of Common Stock issuable upon conversion of the Debentures have been duly authorized and reserved for issuance upon such conversion and, when issued in accordance with the provisions of the Indenture, will have been validly issued and will be fully paid and nonassessable and free of preemptive rights; and neither the filing of the Registration Statement nor the offering or sale of the Standby Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any securities of the Company;

     (h) All outstanding shares of capital stock of the Banks are owned by the Company free and clear of any perfected security interest and any other security interests, claims, liens or encumbrances; and, other than the Banks, the Company does not own or control, directly or indirectly, any corporation, association or other entity;

     (i) The Standby Shares have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be validly issued and fully paid and nonassessable and will conform to the description of the capital stock of the Company contained in the Prospectus;

     (j) The issuance and sale of the Standby Shares by the Company and the performance of this Agreement and the consummation of the other transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Bank pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Bank is a party or by which the Company or any Bank is bound or to which any of the property or assets of the Company or any Bank is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation or By-laws of the Company or any Bank or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any Bank or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issuance and sale of the Standby Shares or the consummation by the Company of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as may be required under the Act and under state securities or Blue Sky laws in connection with the purchase and distribution of the Standby Shares by the Purchaser;

     (k) There are no legal or governmental proceedings pending to which the Company or any of the Banks is a party or of which any their property or assets is subject, which, if determined adversely to the Company or any of the Banks, would individually or in the aggregate, have a material adverse effect on the financial position, shareholders' equity or results of operations of the Company and the Banks taken as a whole and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or by others;

     (l) The consolidated financial statements of the Company, together with related notes, as incorporated by reference in the Registration Statement, present fairly the consolidated financial position and the results of operations of the Company at the indicated dates and for the indicated periods; such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods presented except as noted in the accountants' notes thereon, and all adjustments necessary for a fair presentation of results for such periods have been made; and the selected financial information included in the Prospectus presents fairly the information shown therein and has been compiled on a basis consistent with the financial statements incorporated by reference therein;

     (m) The Company and the Banks have not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the conversion of the Debentures;

     (n) The Company has not paid or given, and will not pay or give, directly or indirectly, any commission or other remuneration for soliciting conversions of Debentures; and

     (o) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company in accordance with its terms.

     2.   Purchase and Sale of the Standby Shares.

     Subject to the terms and conditions herein set forth, the Company agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Company, all of the Standby Shares at a purchase price of $19.09 per share.

     3.   Delivery and Payment.

     Certificates in definitive form for the Standby Shares to be purchased by the Purchaser hereunder, and in such denominations and registered in such names as the Purchaser may request upon at least two business days' prior notice to the Company, shall be delivered by or on behalf of the Company to you for the your account, against payment of the purchase price therefor by certified or official bank check in next day funds (unless the Company desires settlement in same day funds, in which case the Company shall pay the Purchaser for any costs associated with settlement in same day funds), all at the offices of Scott & Stringfellow, Inc., 909 East Main Street, Richmond, Virginia. The time and date of such delivery and payment shall be 10:00 a.m., Richmond, Virginia time, on the business day next preceding the Redemption Date (the "Delivery Date"). Such certificates will be made available to the Purchaser for checking and packaging at least twenty-four hours prior to the Delivery Date in Richmond, Virginia or such other location designated by the Purchaser to the Company.

     4.   Fees.

     (a) The Purchaser intends to resell the Standby Shares at prices prevailing in the open market. The Purchaser will remit to the Company 50% of the excess of the total proceeds received on the sale of the Standby Shares over the total purchase price paid to the Company for such shares as specified in Section 2, after deducting from such proceeds of sale any selling concessions, transfer taxes and other direct, out-of-pocket selling expenses. For the purpose of determining the total proceeds received by the Purchaser from the sale of the Standby Shares, the sale price of each Standby Share shall be deemed to be the average sale price for the total number of Standby Shares sold by the Purchaser. The Purchaser will provide the Company on each trading day until the 10th business day after the Delivery Date a schedule of data for sales on such day. On completion of the sale of such shares, the Purchaser will furnish the Company a statement setting forth the total proceeds received on the sale and the applicable selling concessions, transfer taxes and other direct, out-of-pocket selling expenses. For purposes of the foregoing determination, any Standby Shares not sold by or for the account of the Purchaser before the close of business on the 10th business day after the Delivery Date will be deemed to have been sold on such 10th business day for an amount equal to the last reported sale price of the Common Stock on such day as reported on the NASDAQ National Market. Payment of any amount due under this paragraph will be made by the 12th business day after the Delivery Date in next day funds. Otherwise, the Purchaser, in its discretion, may determine the price or prices at which, and the time or times when, any Standby Shares will be sold and in what manner.

     (b) As compensation for the commitment of the Purchaser under this Agreement, the Company will pay the Purchaser on the Delivery Date $60,323 together with an additional sum equal to $0.76 per share for each Standby Share purchased under this Agreement.

     (c) The Company will pay the Purchaser on the Delivery Date as additional compensation for the sale of the Standby Shares an amount equal to the interest that would accrue on a loan in the amount paid by the Purchaser under Section 2 for three days at the Federal Funds rate in effect from time to time for such three days plus .25%.

     5.   Open Market Transactions.

     (a) Until the close of business on the Conversion Date, the Purchaser may (but will not be obligated to) purchase the Debentures in the open market in such amounts and at such prices as the Purchaser deems advisable. All Debentures so purchased will be converted into Common Stock. The Common Stock acquired by the Purchaser upon conversion of the Debentures acquired pursuant to this Section 5 may be sold at any time or from time to time by the Purchaser. For the purpose of stabilizing the price of the Common Stock or otherwise, the Purchaser may from time to time make purchases and sales of Common Stock, in the open market or otherwise, at such times, in such amounts and on such terms as it deems advisable and may overallot in arranging sales.

     (b) The Purchaser will surrender for conversion into Common Stock any Debentures beneficially owned by it on the Conversion Date (in addition to any Debentures purchased as contemplated by the foregoing paragraph).

     6.   Agreements of the Company.

     The Company agrees with the Purchaser:

     (a) To prepare the Prospectus in a form reasonably approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act within the time period prescribed or, if applicable, such earlier time as may be required by Rule 430A under the Act; to make no amendment or supplement to the Registration Statement or Prospectus which shall be reasonably disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Standby Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Standby Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

     (b) Promptly from time to time to take such actions as you may reasonably request to qualify the Standby Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Standby Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

     (c) To furnish the Purchaser with copies of the Registration Statement and the Prospectus in such quantities as you may from time to time reasonably request during such period following the date hereof as a prospectus is required to be delivered in connection with offers or sales of Standby Shares, and, if the delivery of a prospectus is required and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request prepare and furnish without charge to each Purchaser and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

     (d) As soon as practicable, but not later than the Availability Date (as defined below), to make generally available to its security holders and deliver to you an earnings statement covering a period of at least 12 months beginning after the effective date of the Registration Statement which will satisfy the provisions of Section 11(a) of the Act (for the purpose of this subsection 6(d) only, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes the effective date of the Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter);

     (e) During a period of five years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders, and deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed or the National Association of Securities Dealers, Inc.; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request;

     (f) For a period of 90 days from the effective date of the Registration Statement, not to offer, sell, contract to sell or otherwise dispose of any securities of the Company which are substantially similar to the Standby Shares (other than the Standby Shares or pursuant to (i) employee stock option or stockholder dividend reinvestment plans, (ii) conversion of the Debentures, or (iii) merger and acquisition transactions) without your prior written consent; and

     (g) Not to take any action the effect of which would be to require an adjustment in the conversion price of the Debentures.

     7.   Payment of Expenses.

     The Company agrees with the Purchaser that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Standby Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchaser and dealers; (ii) the cost of printing or reproducing this Agreement, the Blue Sky Survey and any other documents in connection with the offering, purchase, sale and delivery of the Standby Shares; (iii) all expenses in connection with the qualification of the Standby Shares for offering and sale under state securities laws as provided in Section 6(b) hereof, including the reasonable fees and disbursements of counsel for the Purchaser in connection with such qualification and in connection with the Blue Sky Survey; (iv) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Standby Shares; (v) the cost of preparing stock certificates; (vi) the costs or expenses of any transfer agent or registrar; (vii) all fees relating to the quotation of the Standby Shares in the NASDAQ National Market; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that except as provided in this Section, Section
9 and Section 12 hereof, the Purchaser will pay all of its own costs and expenses, including the fees of its counsel, stock transfer taxes on resale of any of the Standby Shares by it, and any advertising expenses connected with any offers it may make.

     8.   Conditions to Obligations of the Purchaser.

     The obligations of the Purchaser hereunder, as to the Standby Shares to be delivered at the Delivery Date, shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Company are, at and as of the date hereof and the Delivery Date, true and correct in all material respects, and the condition that the Company shall have performed in all material respects all of its obligations hereunder theretofore to be performed, and the following additional conditions:

     (a) The Registration Statement is effective; if the filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

     (b) On the date of this Agreement and on the Delivery Date, LeClair Ryan, counsel for the Purchaser, shall have furnished to you such opinion or opinions, dated such dates, with respect to the incorporation of the Company, the validity of the Standby Shares being issued on such Delivery Date, the Registration Statement, the Prospectus, and other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

     (c) On the date of this Agreement and on the Delivery Date, Hunton & Williams, counsel for the Company, shall have furnished to you their written opinion, dated such dates, in form and substance satisfactory to you, to the effect that:

          (i) The Company has been duly incorporated and is validly existing as acorporation, in good standing under the laws of the Commonwealth of Virginia, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property requires such qualification;

          (ii) The Indenture pursuant to which the Debentures were issued has been duly authorized, qualified under the Trust Indenture Act, executed and delivered; the Indenture and the Debentures constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles; the Debentures are convertible into Common Stock of the Company in accordance with the terms of the Indenture; and the shares of such Common Stock issuable upon conversion of the Debentures and the Standby Shares have been duly authorized and reserved for issuance upon such conversion or sale to the Purchaser, as the case may be, and, when so issued, will be validly issued, fully paid and nonassessable;

          (iii) The Company has an authorized capitalization as set forth in the Prospectus, the capital stock of the Company conforms to the description contained in the Prospectus; there are no preemptive or similar rights to subscribe for or to purchase any securities of the Company; to the best of such counsel's knowledge, neither the filing of the Registration Statement nor the offering or sale of the Standby Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any securities of the Company; and the form of the certificates evidencing the Standby Shares complies with all formal requirements of Virginia law;

          (iv) The Registration Statement is effective under the Act and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened under the Act;

          (v) To the best of such counsel's knowledge, there are no legal or governmental proceedings pending to which the Company is a party or of which any property or assets of the Company is subject which, if determined adversely to the Company, would individually or in the aggregate have a material adverse effect on the consolidated financial position, shareholders' equity or results of operations of the Company; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

          (vi) Upon the mailing of the Notice of Redemption, all outstanding Debentures will have been duly called for redemption on the Redemption Date;

          (vii) This Agreement has been duly authorized, executed and delivered by the Company;

          (viii) The issue and sale of the Standby Shares and the performance of this Agreement by the Company and the consummation of the other transactions contemplated by this Agreement will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such actions result in any violation of the provisions of the Articles of Incorporation or By-laws of the Company or of any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its properties;

          (ix) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issuance and sale of the Standby Shares by the Company or the consummation by the Company of the other transactions contemplated by this Agreement, except such as have been obtained under the Act and such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Standby Shares by the Purchaser; and

          (x) The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to such Delivery Date (other than the financial statements and related schedules and other financial and statistical information included therein and information furnished for use therein by the Purchaser, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder; they have no reason to believe that, as of the effective date of the Registration Statement and as of the Delivery Date, either the Registration Statement or the Prospectus or, as of its date, any further amendment or supplement thereto made by the Company prior to the Delivery Date (in each case, other than the financial statements and the related schedules and other financial and statistical information included therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (d) On the date of this Agreement, KPMG Peat Marwick LLP shall have furnished to you a letter, dated as of the date hereof, substantially in the form previously delivered to you. The Purchaser must also receive on the Delivery Date a letter, dated as of the Delivery Date, substantially in the form previously delivered to you.

     (e) (i) Neither the Company nor any Bank shall have sustained since the date of the latest audited financial statements incorporated by reference in the Prospectus, any loss or interference with their business taken as a whole from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or expressly contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or the Banks or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operation of the Company or the Banks otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Standby Shares being issued at the Delivery Date on the terms and in the manner contemplated by the Prospectus; and

     (f) The Company shall have furnished or caused to be furnished to you on the date of this Agreement and on the Delivery Date certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of the date hereof and the Delivery Date, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Delivery Date, as to the matters set forth in subsections (a) and (e) of this Section and as to such other matters as you may reasonably request.

     9.   Indemnification and Contribution.

     (a) The Company will indemnify and hold harmless the Purchaser against any losses, claims damages or liabilities, joint or several, to which the Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus, or any amendment or supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Purchaser for any legal or other expenses reasonably incurred by it in connection with investigating, preparing to defend or defending, or appearing as a third party witness in connection with, any such action or claims such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Purchaser expressly for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

     (b) The Purchaser will indemnify and hold harmless the Company against any losses, claims damages or liabilities, joint or several, to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus, or any amendment or supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any preliminary prospectus, Registration Statement or Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Purchaser expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating, preparing to defend or defending, or appearing as a third party witness in connection with, any such action or claim as such expenses are incurred. This indemnity agreement will be in addition to any liability which the Purchaser may otherwise have. The Company acknowledges that the statements set forth in the next to last paragraph on the cover page of the Prospectus and under the heading "Standby and Other Arrangements" in the Prospectus constitute the only information furnished in writing by or on behalf of the Purchaser for inclusion in the Prospectus, and you confirm that such statements are correct.

     (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that representation of such indemnified party and the indemnifying party may be inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them, the indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. It is understood that the indemnifying party shall, in connection with any such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm or attorneys together with appropriate local counsel at any time for all indemnified parties not having actual or potential differing interests with any indemnified party. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to appoint counsel to defend such action and approval by the indemnified party of such counsel, the indemnifying party will not be liable for any settlement entered into without its consent and will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). Notwithstanding the immediately preceding sentence and the third preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

     (d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchaser on the other from the offering of the Standby Shares. If, however, the allocation provided by the immediately preceding is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Purchaser on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the sum (i) the net amount paid by the Purchaser to the Company at the Delivery Date and (ii) the principal amount of Debentures converted by the Purchaser pursuant to Section 5 hereof, and benefits received by the Purchaser shall be deemed to be equal to the total fees payable by the Company to the Purchaser pursuant to Section 4 hereof. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Purchaser on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Purchaser agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Purchaser shall not be required to contribute any amount in excess of the fees payable by the Company to the Purchaser pursuant to Section 4 hereof. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, employee and agent of the Purchaser and each person, if any, who controls the Purchaser within the meaning of the Act; and the obligations of the Purchaser under this Section 9 shall be in addition to any liability which the Purchaser may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

     10.  Representations and Warranties to Survive.

     The respective indemnities, agreements, representations, warranties and other statements of the Company and the Purchaser, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation (or any statement as to the results thereof) made by or on behalf of the Purchaser or any controlling person of the Purchaser, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Standby Shares.

     11.  Termination and Payment of Expenses.

     (a) This Agreement shall be subject to termination in your absolute discretion, by notice given to the Company prior to the delivery of any payment for the Standby Shares, if prior to such time there shall have occurred any of the following: (i) trading in the Common Stock is suspended by the Commission or on the NASDAQ National Market or trading in securities generally on the New York Stock Exchange shall have been suspended or limited; (ii) a general moratorium on commercial banking activities in New York or Virginia declared by federal, New York or Virginia authorities; (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if any such event specified in this clause (iii) would have such a materially adverse effect, in your judgment, as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Standby Shares on the terms and in the manner contemplated in the Prospectus; or (iv) such a material adverse change in general economic, political, financial or international conditions affecting financial markets in the United States having a material adverse impact on trading prices of securities in general, as, in your judgment, makes it impracticable or inadvisable to proceed with the payment for and delivery of the Standby Shares on the terms and in the manner contemplated in the Prospectus.

     (b) If for any reason the sale of the Standby Shares provided for herein is not consummated because any condition to the obligations of the Purchaser set forth in Section 8 hereof is not satisfied, because of any termination pursuant to this Section 11 or because of any refusal, inability or failure on the part of the Company to perform any agreements herein or comply with the provisions hereof other than by reason of a default by any of the Purchaser, the Company will be responsible for and will reimburse the Purchaser for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Purchaser in connection with the proposed purchase and sale of the Standby Shares. Nothing in this Section 11 shall be deemed to relieve the Purchaser of its liability, if any, to the Company for damages occasioned by its default hereunder.

     12.  Notices.

     All statements, requests, notices and agreements hereunder shall be in writing or by telegram if promptly confirmed in writing, and if to the Purchaser shall be sufficient in all respects if delivered or sent by mail, telex or facsimile transmission to Scott & Stringfellow, Inc., 909 East Main Street, Richmond, Virginia 23219, Attention: Corporate Finance Department; and if to the Company shall be sufficient in all respects if delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Prospectus, Attention: James E. Adams. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

     13.  Successors.

     This Agreement shall be binding upon, and inure solely to the benefit of, the Purchaser and the Company and, to the extent provided in Sections 9 and 10 hereof, the officers and directors of the Company, the officers and directors, employees and agents of the Purchaser and each person who controls the Company or the Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Standby Shares from the Purchaser shall be deemed a successor or assign by reason merely of such purchase.

     14.  Time of the Essence.

     Time shall be of the essence in this Agreement.

     15.  Business Day.

     As used herein, the term "business day" shall mean any day when the Commission's office in Washington, DC is open for business.

     16.  Applicable Law.

     This Agreement shall be construed in accordance with the laws of the State of New York.

     17.  Captions.

     The captions included in this Agreement are included solely for convenience of reference and shall not be deemed to be a part of this Agreement.

     18.  Counterparts.

     This Agreement may be executed by any one or more of the parties in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     If the foregoing is in accordance with your understanding, please sign and return to us two counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between the Purchaser and the Company.

                              Very truly yours,

                              PIEDMONT BANKGROUP
                              INCORPORATED


                              By: ____________________________
                              Name: _________________________
                              Title: __________________________


Accepted as of the date hereof
at Richmond, Virginia:

SCOTT & STRINGFELLOW, INC.


By: __________________________
Name: _______________________
Title: ________________________